Exhibit 99.1

OLAPLEX Revises Fiscal 2022 Guidance

Provides Preliminary Q3 2022 Sales and Net Income Expectations

Company to Hold Conference Call Today at 5:00pm EST

SANTA BARBARA, California – October 18, 2022 – Olaplex Holdings, Inc. (NASDAQ: OLPX) (“OLAPLEX” or the “Company”), today provided preliminary unaudited net sales estimates, and introduced an expected range for net income, adjusted net income and adjusted EBITDA, in each case for the three months ended September 30, 2022 (the “third quarter”). In addition, the Company revised its guidance for the 2022 fiscal year (“fiscal 2022”).

The Company’s updated guidance primarily reflects a slowdown in sales momentum that it attributes to macro-economic pressures, increased competitive activity including discounting, and a moderation in new customer acquisition, as well as inventory rebalancing across certain customers which the Company believes are in response to these same macro-economic pressures.

JuE Wong, OLAPLEX’s President and Chief Executive Officer, commented: “We are disappointed to lower our fiscal 2022 guidance. As an agile business, we have already identified and put actions in place to accelerate demand. We remain focused on executing our long-term growth strategy and are confident that our competitive advantages: our powerful brand, patent-protected science-based technology, proven innovation model, strong community of stylists and end-consumers, and synergistic omnichannel model, have us well positioned to navigate during this dynamic period and to be powerfully positioned in the future. Overall, we continue to expect fiscal 2022 to represent another significant year of strong growth, profitability and cash generation.”

Third Quarter Highlights

On a preliminary, unaudited basis, the Company currently expects third quarter 2022:

•	Net sales of approximately $176.5 million, representing an increase as compared to the prior year of 9.2% from $161.6 million in the three months ended September 30, 2021 (the “2021 third quarter”);

•	By channel:

•	Professional to decline approximately 16%;

•	Specialty Retail to increase approximately 60%; and

•	DTC to decline approximately 3%.

•	By geography:

•	U.S. to decline approximately 4% and International to increase approximately 28%.

•	Net income in the range of $59.0 million to $61.0 million, as compared to $56.6 million in the 2021 third quarter;

•	Adjusted net income* in the range of $71.3 million to $73.3 million, as compared to $74.4 million in the 2021 third quarter;

•	Adjusted EBITDA* in the range of $100.0 million to $102.0 million, as compared to adjusted EBITDA of $106.8 million in the 2021 third quarter;

•	Gross margin in the range of 72.5% to 73.7%, and adjusted gross margin* in the range of 74.1% to 75.2%; and,

•	Inventory in the range of $150.0 to $152.0 million.

The third quarter net sales, net income, adjusted net income*, adjusted EBITDA*, gross margin, adjusted gross margin*, and inventory expectations disclosed in this release are estimated, preliminary, unaudited, and are based on the information and data currently available to the Company. Accordingly, actual net sales, net income, adjusted net income*, adjusted EBITDA*, gross margin, adjusted gross margin* and inventory information could differ from the preliminary unaudited net sales, net income, adjusted net income*, adjusted EBITDA*, gross margin, adjusted gross margin* and inventory information set forth above and such differences could be material. Therefore, you should not place undue reliance upon the preliminary information in this press release.

The Company expects to report full results for the third quarter and first nine months of fiscal 2022 on November 9th, 2022.

Fiscal 2022 Updated Guidance:

The company updated its guidance for fiscal 2022 on net sales, adjusted net income* and adjusted EBITDA*, as set forth below.

For Fiscal 2022:

(Dollars in millions)	Full Year 2022	Full Year 2021 Actual	% change (based on mid-point)
Net Sales	$704-$711	$598	+18%
Adjusted Net Income*	$303-$307	$276	+11%
Adjusted EBITDA*	$425-$431	$409	+5%

*

Adjusted net income, adjusted gross margin, and adjusted EBITDA are non-GAAP financial measures. See “Disclosure Regarding Non-GAAP Financial Measures” for a discussion of the non-GAAP financial measures included in this release and a reconciliation of those non-GAAP financial measures for the third quarter to the most directly comparable GAAP measure.

Assuming fiscal 2022 sales at the midpoint of the range reflected in the updated fiscal 2022 net sales guidance above, the Company’s implied expectation for net sales growth in the three months ending December 31, 2022 (“fourth quarter”) as compared to the fourth quarter of 2021 is:

(Expected increases and decreases are approximate)	Q4 2022	Q4 2021
Change in Net Sales	(20)%	78.7%
Change in Sales by Channel
Professional	(4)%	9%
Specialty Retail	(36)%	332%
DTC	(19)%	85%
Change in Sales by Geography
US	(21)%	95%
International	(19)%	61%

Webcast and Conference Call Information

The company will host an investor conference call and webcast to discuss its business outlook today at 5:00 pm ET today. The webcast can be accessed at https://ir.olaplex.com/events-presentations. The conference call can be accessed by using the following link: Olaplex Business Update Call. After registering, an email will be sent including dial-in details and a unique conference call pin required to join the live call. A replay of the webcast will remain available on the website for 90 days.

About OLAPLEX

OLAPLEX is an innovative, science-enabled, technology-driven beauty company with a mission to improve the hair health of its consumers. A revolutionary brand, OLAPLEX paved the way for a new category of hair care called “bond-building,” the process of protecting, strengthening and rebuilding broken bonds in the hair during and after hair services. The brand’s products have an active, patent-protected ingredient that works on a molecular level to protect and repair hair from damage. OLAPLEX’s award-winning products are sold through an expanding omnichannel model serving the professional, specialty retail, and direct-to-consumer channels.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements and information relating to the Company that are based on the beliefs of management as well as assumptions made by, and information currently available to, the Company. These forward-looking statements generally can be identified by the use of words such as “may,” “will,” “could,” “should,” “intend,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” “predict,” “project,” “seek” and similar expressions as they relate to us. These forward-looking statements address various matters including: the Company’s financial position and operating results, including its estimated preliminary, unaudited net sales, gross margin, net income, inventory, adjusted net income, adjusted EBITDA, and adjusted gross margin information for the third quarter and its financial guidance for fiscal 2022; business plans and objectives; growth and expansion opportunities; the growth and resiliency of the global premium hair care industry; new product innovation; future sales growth and margins; consumer behaviors; inventory levels; and anticipated interest expense savings. These statements reflect management’s current views with respect to future events, are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others: the Company’s ability to execute on its growth strategies and expansion opportunities; increased competition causing the Company to reduce the prices of its products or to increase significantly its marketing efforts in order to avoid losing market share; the Company’s existing and any future indebtedness, including the Company’s ability to comply with affirmative and negative covenants under its credit agreement to which it will remain subject to until maturity, and the Company’s ability to obtain additional financing on favorable terms or at all; the Company’s dependence on a limited number of customers for a significant portion of its net sales; the Company’s ability to effectively market and maintain a positive brand image and expand its brand awareness; the Company’s ability to attract new customers and encourage consumer spending across its product portfolio; changes in consumer preferences or changes in demand for hair care products or other products the Company may develop; the Company’s ability to accurately forecast consumer demand for its products; the Company’s ability to maintain favorable relationships with suppliers and manage our supply chain, including obtaining and maintaining shipping distribution and raw materials at favorable pricing; the Company’s relationships with and the performance of distributors and retailers who sell its products to hair care professionals and other customers; the impact of material cost increases and other inflation and our ability to pass on such increases to customers; impacts on the Company’s business due to the sensitivity of its business to unfavorable economic and business conditions; the Company’s ability to develop, manufacture and effectively and profitably market and sell future products; failure of markets to accept new product introductions; the Company’s ability to attract and retain senior management and other qualified personnel; regulatory changes and developments affecting the Company’s current and future products; the Company’s ability to service its existing indebtedness and obtain additional capital to finance operations and its growth opportunities; impacts on the Company’s business from political, regulatory, economic, trade, and other risks associated with operating internationally including volatility in currency exchange rates, and imposition of tariffs; the Company’s ability to establish and maintain intellectual property protection for its products, as well as the Company’s ability to operate its business without infringing, misappropriating or otherwise violating the intellectual property rights of others; the impact of changes in laws, regulations and administrative policy, including those that limit U.S. tax benefits or impact trade agreements and tariffs; the outcome of litigation and governmental proceedings; impacts on the Company’s business from the COVID-19 pandemic; and the other risks identified under the heading “Risk Factors” in Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2022, as well as the other information the Company files with the SEC. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date hereof, and the Company undertakes no obligation to update or revise any of these statements, except as required by applicable law. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance GAAP, the Company has included certain non-GAAP financial measures, including adjusted EBITDA, adjusted gross margin, and adjusted net income. Management believes these non-GAAP financial measures, when taken together with the Company’s financial results presented in accordance with GAAP, provide meaningful supplemental information regarding the Company’s operating performance and facilitate internal comparisons of its historical operating performance on a more consistent basis by excluding certain items that may not be indicative of its business, results of operations or outlook. In particular, management believes that the use of these non-GAAP measures may be helpful to investors as they are measures used by management in assessing the health of the Company’s business, determining incentive compensation and evaluating its operating performance, as well as for internal planning and forecasting purposes.

The Company calculates adjusted EBITDA as net income, adjusted to exclude: (1) interest expense, net; (2) income tax provision; (3) depreciation and amortization; (4) share-based compensation expense; (5) non-ordinary inventory adjustments; (6) non-ordinary costs and fees; (7) non-ordinary legal costs; (8) non-capitalizable IPO and strategic transition costs; and (9) as applicable Tax Receivable Agreement liability adjustments. The Company calculates adjusted gross profit as gross profit, adjusted to exclude: (1) non-ordinary inventory adjustments and (2) amortization of patented formulations, pertaining to the acquisition of the Olaplex, LLC business in 2020 by certain investment funds affiliated with Advent International Corporation and other investors (the “Acquisition”). The Company calculates adjusted gross margin by dividing adjusted gross profit by net sales. The Company calculates adjusted net income as net income, adjusted to exclude: (1) amortization of intangible assets (excluding software); (2) non-ordinary costs and fees; (3) non-ordinary legal costs; (4) non-ordinary inventory adjustments; (5) share-based compensation expense; (6) non-capitalizable IPO and strategic transition costs; (7) Tax Receivable Agreement liability adjustment; and (8) tax effect of non-GAAP adjustments.

This release includes preliminary unaudited estimates of adjusted EBITDA, adjusted gross margin and adjusted net income for the third quarter and forward-looking guidance for adjusted EBITDA and adjusted net income for fiscal 2022.

The following tables present a reconciliation of net income as the most directly comparable financial measure stated in accordance with U.S. GAAP, to adjusted EBITDA, and adjusted net income for the third quarter.

For the Three Months Ended September 30, 2022
(in thousands, unaudited, preliminary)	Low End-High End
Reconciliation of Net Income to Adjusted EBITDA
Net income	$59,000-$61,000
Income tax provision	15,000
Depreciation and amortization of intangible assets	11,500
Interest expense, net	10,500
Share-based compensation	2,000
Labelling stock write off and disposal(1)	1,600
Distribution start-up costs(2)	400

Adjusted EBITDA	$100,000-$102,000

For the Three Months Ended September 30, 2022
(in thousands)	Low End-High End
Reconciliation of Gross Profit to Adjusted Gross Profit
Gross profit	$128,000-$130,000
Labelling stock write off and disposal(1)	1,600
Amortization of patented formulations	1,200

Adjusted gross profit	$130,800-$132,800
Gross profit margin	72.5%-73.7%
Adjusted gross profit margin	74.1%-75.2%

For the Three Months Ended September 30, 2022
(in thousands, unaudited, preliminary)	Low End-High End
Reconciliation of Net Income to Adjusted Net Income
Net income	$59,000-$61,000
Amortization of intangible assets (excluding software)	11,300
Share-based compensation	2,000
Labelling stock write off and disposal(1)	1,600
Distribution start-up costs(2)	400
Tax effect of adjustments	(3,000)

Adjusted net income	$71,300-$73,300

(1)	Labelling stock write-off and disposal costs primarily relate to disposal of unused product labels that the Company was required to update as a result of regulation changes in the E.U.
(2)	The distribution start-up costs primarily relate to the commencement of operations with a new third party logistics provider.

The information included in the reconciliations above is estimated, preliminary, unaudited, and are based on the information and data currently available to the Company. Accordingly, the actual information could differ from the preliminary information set forth above and such differences could be material. Therefore, you should not place undue reliance upon the preliminary information in this press release.

The Company is not able to provide, without unreasonable effort, a reconciliation of the guidance for adjusted EBITDA and adjusted net income to the most directly comparable GAAP measure for fiscal 2022 because the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments included in the most directly comparable GAAP measure that would be necessary for such reconciliations, including (a) income tax related accruals given currently proposed legislative changes and other one-time items, (b) impacts to the Company’s Tax Receivable Agreement liability that would arise from proposed legislative changes (c) costs related to potential debt or equity transactions, and (d) other non-recurring expenses that cannot reasonably be estimated in advance. These adjustments are inherently variable and uncertain and depend on various factors that are beyond the Company’s control and as a result it is also unable to predict their probable significance. Therefore, because management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results in accordance with GAAP, it is unable to provide a reconciliation of the non-GAAP measures included in its fiscal 2022 guidance.

Contacts:

ICR, Inc.

For Investors:

Allison Malkin

Annie Erner

For Media:

Alecia Pulman

Brittany Fraser

Olaplex@icrinc.com

203.682.8220